Exhibit 10.6.2

FOURTH AMENDMENT TO

2004 RESTRICTED STOCK PLAN

This Fourth Amendment (this “Amendment”) to Securus Technologies, Inc.’s (the “Corporation”) 2004 Restricted Stock Plan (the “Plan”). Capitalized terms used herein and not defined have the meanings set forth in the Plan.

RECITALS

WHEREAS, the board of directors of the Corporation (the “Board”) established the Plan;

WHEREAS, the Board by written consent pursuant to Section 13 of the Plan desires to increase the number of shares of Stock available for Awards; and

WHEREAS, the Board desires to so amend the Plan on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, the Board agrees as follows:

1.         Amendments. The Board hereby agrees that Section 4.4(a) of the Plan is amended and restated in its entirety as follows:

“The securities subject to Awards granted under the Plan shall be shares of Stock. Such shares of Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Corporation or any Subsidiary. The total number of shares of Stock that may be delivered pursuant to Awards granted under the Plan is 175,000.”

2.	Miscellaneous.

2.1       Reference to Plan. Each of the Plan and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Plan, as amended hereby, are hereby amended so that any reference in the Plan and such other agreements, documents or instruments shall mean a reference to the Plan as amended hereby.

2.2       Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

2.3       Headings. The headings of the sections and subsections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.